Exhibit 10.1

EXHIBIT B

VOTING AGREEMENT

This Voting Agreement, dated as of _____________, 2026 (this “Agreement”), is entered into between First Capital, Inc., an Indiana corporation (“Company”), and ___________ (“Shareholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Company and First Bancorp of Indiana, Inc., an Indiana corporation (“First Bancorp”), are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, First Bancorp shall be merged with and into Company, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings provided in the Merger Agreement;

WHEREAS, as of the date of this Agreement, Shareholder is the record and beneficial owner and has the sole power to vote or direct the voting of the number of shares of First Bancorp Common Stock set forth, and in the manner reflected, on Exhibit A to this Agreement (the shares listed on Exhibit A, together with all shares of First Bancorp Common Stock subsequently acquired (and which Shareholder has the sole power to vote or direct the voting of) by Shareholder during the term of this Agreement, are referred to in this Agreement as the “Owned Shares”);

WHEREAS, as an inducement and condition to entering into the Merger Agreement, Company has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement;

WHEREAS, concurrently with the execution of this Agreement, Company is also entering into a Voting Agreement identical in form to this Agreement with each of the shareholders of First Bancorp identified on Exhibit A (the “Supporting Shareholders”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

1.1.          Agreement to Vote. Shareholder hereby agrees that, during the time this Agreement is in effect, at the First Bancorp Meeting, and at any other meeting of the shareholders of First Bancorp, however called, or any adjournment or postponement thereof, Shareholder shall:

(a)           appear at each meeting or otherwise cause the Owned Shares to be counted as present at each meeting for purposes of calculating a quorum; and

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(b)         vote (or cause to be voted), in person or by proxy, all of the Owned Shares: (i) in favor of (A) the adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby, (B) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (C) any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes to approve the Merger, the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of First Bancorp contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or would reasonably be expected, to materially impede, interfere with, or materially delay or materially and adversely affect consummation of the Merger or the transactions contemplated by the Merger Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to Company as follows:

2.1           Authority; Authorization.

(a)           Shareholder has all requisite power, right, authority and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations under this Agreement, and to consummate the transactions contemplated by this Agreement.

(b)           This Agreement has been duly and validly executed and delivered by Shareholder, and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Shareholder, and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

(c)           Assuming the authorization, execution and delivery of this Agreement by Company, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

(d)           If Shareholder is married and the Owned Shares set forth by the name of Shareholder on Exhibit A to this Agreement constitute property owned jointly with Shareholder’s spouse, this Agreement has been executed by Shareholder’s spouse and constitutes the valid and binding agreement of Shareholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

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2.2           Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not (a) to the knowledge of Shareholder, require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder, or (d) violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholder agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer of the Owned Shares, subject to any other agreement, including any voting agreement, shareholder agreement, irrevocable proxy or voting trust.

2.3           Ownership of Securities. On the date of this Agreement, the Owned Shares set forth on Exhibit A to this Agreement are owned of record and beneficially by Shareholder in the manner reflected on Exhibit A, include all of the shares of First Bancorp Common Stock owned of record or beneficially by Shareholder and that Shareholder has the sole power to vote or direct the voting thereof, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests (other than as created by this Agreement, applicable community property laws, or bona fide pledges that do not restrict Shareholder’s ability to vote the Owned Shares). As of the date of this Agreement, Shareholder has, and, at the First Bancorp Meeting or any other shareholder meeting of First Bancorp in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement (except respecting Owned Shares that Shareholder is permitted to Transfer (as defined in Section 3.2(a) below) pursuant to this Agreement), will have the sole power to vote or direct the voting of the Owned Shares. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act.

2.4           Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against Shareholder before or by any Governmental Entity that would reasonably be expected to impair the ability of Shareholder to perform its obligations under this Agreement in any material respect or to consummate the transactions contemplated by this Agreement on a timely basis.

2.5           Reliance by Company. Shareholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

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ARTICLE III

COVENANTS

3.1.          No Solicitation; Notice of Acquisitions; Proposals Regarding Prohibited Transactions.

(a)           Subject to Section 5.13, Shareholder agrees that during the term of this Agreement, Shareholder shall not, and shall not authorize any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder, directly or indirectly, to (i) take any of the actions specified in Section 7.9(a) of the Merger Agreement except as permitted by Section 7.9 of the Merger Agreement or (ii) participate in, directly or indirectly, a “solicitation” of “proxies” (as those terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of First Bancorp Common Stock in connection with any vote or other action on any matter of a type described in Section 1.1(b) of this Agreement, other than to recommend that shareholders of First Bancorp vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement or the Merger Agreement. Except as permitted by the Merger Agreement, Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted by Shareholder before the date of this Agreement with any persons other than Company with respect to any possible Acquisition Proposal and will use commercially reasonable efforts to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 3.1.

(b)           Shareholder hereby agrees to notify Company promptly (and, in any event, within two (2) business days) in writing of the number of any additional shares of First Bancorp Common Stock of which Shareholder acquires beneficial or record ownership on or after the date hereof.

3.2.          Restrictions on Transfer of Owned Shares and Proxies; Non-Interference.

(a)           Shareholder agrees that it will not, prior to the earlier of the receipt of the Requisite First Bancorp Vote or the termination of this Agreement, Transfer or agree to Transfer any Owned Shares other than with Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this Agreement, “Transfer” shall mean to, other than in connection with the Merger or the other transactions contemplated by the Merger Agreement, offer, sell, contract to sell, pledge, assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any Owned Shares, or publicly announce an intention to effect any such transaction, and provided that any change of trustee of Shareholder, in the case Shareholder is a trust, shall not constitute a “Transfer” for the purposes of this Agreement.

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(b)           Notwithstanding Section 3.2(a) of this Agreement, Shareholder may (i) make gifts or other distributions of Owned Shares or otherwise Transfer Owned Shares to a beneficiary or an affiliate or immediate family member of a beneficiary of Shareholder, or to a trust for the benefit of Shareholder, a beneficiary of Shareholder or an affiliate or immediate family member of Shareholder or a beneficiary of Shareholder, or otherwise for bona fide estate planning or charitable purposes, during the term of this Agreement if the donee or transferee enters into an agreement containing covenants equivalent to those set forth in this Agreement, such as the joinder agreement in the form of Exhibit B, (ii) Transfer Owned Shares by will or by operation of law upon the death or incapacity of Shareholder, in which case this Agreement shall bind the transferee, (iii) surrender or have withheld Owned Shares to First Bancorp to satisfy Tax withholding obligations in connection with the vesting of First Bancorp Restricted Stock Awards, and (iv) maintain any pledge of Owned Shares existing as of the date of this Agreement and disclosed on Exhibit A.

(c)           Shareholder hereby covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares, (ii) has not granted, and except for proxies granted as contemplated by Section 1.1(b), shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares, and (iii) has not taken any action, and shall not take any action at any time while this Agreement remains in effect, that would or is reasonably likely to (A) make any representation or warranty contained in this Agreement untrue or incorrect in any material respect or (B) have the effect of preventing Shareholder from performing its obligations under this Agreement.

3.3.          Dissenters’ Rights. Shareholder agrees not to exercise any right to dissent (including, without limitation, under any rights set forth in Indiana Code Section 23-1-44) as to any Owned Shares which may arise with respect to the Merger or the transactions contemplated by the Merger Agreement.

3.4.          Stop Transfer. Shareholder agrees that it shall not request that First Bancorp register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Owned Shares prior to the receipt of the Requisite First Bancorp Vote, unless the transfer is made in compliance with this Agreement.

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3.5.          Further Assurances; Cooperation.

(a)           Shareholder, without further consideration, will, solely in Shareholder’s capacity as a shareholder of First Bancorp, (i) use commercially reasonable efforts to cooperate with Company and First Bancorp in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver all additional documents that may be reasonably necessary to carry out Shareholder’s obligations under this Agreement, and (iii) promptly provide any information regarding Shareholder that is reasonably requested by Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with any Regulatory Agencies).

(b)           Shareholder consents to the publication and disclosure in any proxy statement or information statement relating to the First Bancorp Meeting (and, as and to the extent otherwise required by law or any Regulatory Agency or Governmental Entity, in any other documents or communications provided by Company or First Bancorp to any Regulatory Agency or Governmental Entity or to security holders of Company or First Bancorp) of Shareholder’s identity and beneficial and record ownership of the Owned Shares, the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of Shareholder with Company and the Company Subsidiaries and/or First Bancorp, First Federal Savings Bank, and the other First Bancorp Subsidiaries.

ARTICLE IV

TERMINATION

4.1.          Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the mutual written consent of Company and Shareholder, (iv) the Board of Directors of First Bancorp making a Change of Recommendation in accordance with Section 7.9(g) of the Merger Agreement, and (v) the entry, without Shareholder’s prior written consent, into any amendment, modification or waiver of the Merger Agreement that reduces the amount or changes the form of the Merger Consideration or otherwise materially and adversely affects Shareholder.

4.2.          Effect of Termination. In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no termination of this Agreement shall relieve any party to this Agreement from any liability for any willful and material breach of this Agreement occurring prior to the termination of this Agreement.

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ARTICLE V

MISCELLANEOUS

5.1.          Amendment; Waivers. Any provision of this Agreement may be amended or waived if, and only if, the amendment or waiver is in writing and signed (a) in the case of an amendment, by Company and Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the applicable right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of the applicable right, power or privilege or the exercise of any other right, power or privilege.

5.2.          Expenses. Subject to Section 5.8, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expenses.

5.3.          Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other party shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) sent by email, provided that the transmission of the email is promptly confirmed, addressed as follows:

If to Shareholder: The address provided on Exhibit A hereto.

If to Company:

First Capital, Inc.

220 Federal Drive

Corydon, IN 47112

Attention:	Chris Frederick, President & CEO
Email:	cfrederick@firstharrison.com

With a copy (which shall not constitute notice) to:

Krieg DeVault LLP

One Indiana Square, Suite 2800

Indianapolis, IN 46204
Attention: Michael J. Messaglia
Email: mmessaglia@kdlegal.com

5.4.          Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement, nor any of the rights and obligations under this Agreement, shall be transferred by any party without the prior written consent of the other party, except as provided in Section 3.2(b).

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5.5.          Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement and their respective successors, heirs, and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

5.6.          Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the applicable jurisdiction, and this Agreement shall be reformed, construed and enforced in the applicable jurisdiction so that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

5.7.          Specific Performance; Remedies. Each of the parties to this Agreement agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Company would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Company may be entitled (including monetary damages), Company shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Shareholder further agrees that neither Company, nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument. All rights, powers and remedies provided under this Agreement or otherwise available in respect of this Agreement at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

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5.8.          Governing Law.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to any applicable conflicts of law.

(b)           Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in U.S. District Court for the Southern District of Indiana or, if that court does not have subject matter jurisdiction, in any state court located in Harrison County, Indiana (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon any party in any action or proceeding will be effective if notice is given in accordance with Section 5.3. Notwithstanding any other provision in this Agreement, in the event of any action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the action.

5.9.          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.

5.10.        Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.11.        Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email of a PDF copy, or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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5.12.        Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any agreement or instrument entered into in connection with this Agreement shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any defense based on the foregoing.

5.13.        Shareholder Capacity. Shareholder is entering into this Agreement solely in Shareholder’s capacity as the record or beneficial owner of the Owned Shares and not in Shareholder’s capacity as a director or officer of First Bancorp or any of its Subsidiaries. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit, restrict or otherwise affect any action or inaction by Shareholder in his or her capacity as a director or officer of First Bancorp or any of its Subsidiaries, including any action permitted under Section 7.9 of the Merger Agreement or participation in any Change of Recommendation, and no such action or inaction shall be deemed a breach of this Agreement. Nothing in this Agreement shall be deemed to vest in Company any direct or indirect ownership or incidence of ownership of, or any proxy or power of attorney with respect to, any Owned Shares, and all rights, ownership and economic benefits relating to the Owned Shares shall remain vested in and belong to Shareholder.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first written above.

[SHAREHOLDER NAME]

By:
Name:
Title:

Address for notices:

[Signature Page to Voting Agreement]

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EXHIBIT A

Supporting Shareholders and Owned Shares

Shareholder Name and Address	Number of Shares Owned

EXHIBIT B

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Voting Agreement, dated as of [      ] (the “Voting Agreement”), by and between First Capital, Inc., an Indiana corporation (“Company”), and [            ] (the “Shareholder”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Voting Agreement.

WHEREAS, the Voting Agreement provides that Shareholder may Transfer certain capital stock so long as donee or transferee enters into an agreement containing covenants governing the voting and transfer of the transferred capital stock equivalent to those set forth in the Voting Agreement (the “Transfer Requirement”);

WHEREAS, Section 5.7 of the Voting Agreement contains certain provisions regarding the specific performance of the Voting Agreement.

NOW, THEREFORE, in order to satisfy the Transfer Requirement and in consideration of the premises and the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby acknowledges, agrees and confirms, by its execution of this Joinder Agreement, that:

i.              the Joining Party shall be deemed to be a party to, and be bound by the Voting Agreement as a “Shareholder” and a “Supporting Shareholder” as of the date hereof; and

ii.             this Joinder Agreement is for the benefit of the parties to the Voting Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

DATE:

[JOINING PARTY]

By:
Name:
Title:

Address for notices: